Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

Reports highest operating revenue and operating income for any quarter in Company history

MONDOVI, Wis., July 18, 2019 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest operating revenue and operating income for any quarter in its history. For the second quarter ended June 30, 2019, net income improved 10.9% to $15.2 million, or 28 cents per diluted share, from $13.7 million, or 25 cents per diluted share, for the second quarter of 2018. The second quarter earnings improved 12.1% sequentially from 2019 first quarter net income of $13.5 million, or 25 cents per diluted share. Net income improved 19.6% to $28.7 million, or 52 cents per diluted share, for the first six months of 2019, from $24.0 million, or 44 cents per diluted share, for the first six months of 2018.

Operating Results Comparison

Net income and diluted earnings per common share used to calculate the TTM percentage change below exclude a $56.5 million deferred income tax benefit in the fourth quarter of 2017.

	Percentage	Percentage	Percentage
	Change	Change	Change
	Three Months	Six Months	Trailing Twelve
	Ended	Ended	Months Ended
	June 30,	June 30,	June 30,
	2019 vs. 2018	2019 vs. 2018	2019 vs. 2018

Operating revenue	7.6%	7.1%	10.5%

Operating income	9.4%	18.4%	28.8%

Net income	10.9%	19.6%	47.5%

Diluted earnings per common share	11.0%	19.7%	47.4%

Operating revenue improved 7.6% to a record $212.1 million for the second quarter of 2019 from $197.0 million for the second quarter of 2018, and improved 7.1% to $411.1 million for the first six months of 2019 from $384.0 million for the first six months of 2018. Operating revenue also improved 10.5% to $814.7 million for the trailing twelve months ended June 30, 2019 from $737.4 million for the similar period ended June 30, 2018. Excluding fuel surcharges, operating revenue improved 9.5% to $185.4 million for the 2019 quarter from $169.2 million for the 2018 quarter, and improved 8.3% to $360.8 million for the first six months of 2019 from $333.1 million for the first six months of 2018. Fuel surcharge revenue decreased to $26.7 million for the 2019 quarter from $27.8 million for the 2018 quarter, and decreased to $50.3 million for the first six months of 2019 from $50.9 million for the first six months of 2018.

Operating income improved 9.4% to a record $19.9 million for the second quarter of 2019 from $18.2 million for the second quarter of 2018, and improved 18.4% to $37.7 million for the first six months of 2019 from $31.8 million for the first six months of 2018. Operating income also improved 28.8% to $76.2 million for the trailing twelve months ended June 30, 2019 from $59.2 million for the similar period ended June 30, 2018.

Operating expenses as a percentage of operating revenue improved to 90.6% for the second quarter of 2019 from 90.8% for the second quarter of 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 89.2% for each period.

Operating expenses as a percentage of operating revenue improved to 90.8% for first six months of 2019 from 91.7% for the first six months of 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.6% from 90.4%.

Operating expenses as a percentage of operating revenue improved to 90.6% for the trailing twelve months ended June 30, 2019 from 92.0% for the similar period ended June 30, 2018. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.3% from 90.9%.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are pleased to report that Marten’s talented people have produced the highest operating revenue and operating income for any quarter in our history. We’re also confident in our ability to continue to deliver profitable organic growth. We added 41 Truckload and 138 Dedicated tractors during the second quarter - on top of our growth of 65 Truckload and 51 Dedicated tractors in the first quarter. We expect to carry forward this success in recruiting and retaining the industry’s top, experienced drivers to continue to capitalize on the strong current and expected demand for our premium services with our diversified customer base.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,596 dry vans operating as of June 30, 2019. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,792	$56,763
Receivables:
Trade, net	87,044	83,033
Other	3,354	3,808
Prepaid expenses and other	19,724	19,924
Total current assets	192,914	163,528

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	857,410	816,430
Accumulated depreciation	(256,836)	(228,200)
Net property and equipment	600,574	588,230
Other noncurrent assets	3,107	2,146
Total assets	$796,595	$753,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,293	$15,704
Insurance and claims accruals	30,907	28,103
Accrued and other current liabilities	29,976	28,166
Total current liabilities	85,176	71,973
Deferred income taxes	108,578	105,977
Noncurrent operating lease liabilities	451	-
Total liabilities	194,205	177,950

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,633,188 shares at June 30, 2019, and 54,466,691 shares at December 31, 2018, issued and outstanding	546	545
Additional paid-in capital	77,789	76,814
Retained earnings	524,055	498,595
Total stockholders’ equity	602,390	575,954
Total liabilities and stockholders’ equity	$796,595	$753,904

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2019	2018	2019	2018

Operating revenue	$212,090	$197,024	$411,113	$383,984

Operating expenses (income):
Salaries, wages and benefits	68,613	63,250	132,137	122,072
Purchased transportation	38,668	35,048	76,917	70,074
Fuel and fuel taxes	30,952	31,742	58,629	60,786
Supplies and maintenance	11,502	10,251	22,623	20,687
Depreciation	23,462	22,193	46,005	44,008
Operating taxes and licenses	2,438	2,364	4,771	4,651
Insurance and claims	9,862	8,941	19,737	19,231
Communications and utilities	1,950	1,647	3,900	3,330
Gain on disposition of revenue equipment	(1,230)	(2,160)	(2,778)	(3,371)
Other	5,929	5,525	11,495	10,699

Total operating expenses	192,146	178,801	373,436	352,167

Operating income	19,944	18,223	37,677	31,817

Other	(395)	(138)	(673)	(327)

Income before income taxes	20,339	18,361	38,350	32,144

Income taxes expense	5,149	4,659	9,614	8,111

Net income	$15,190	$13,702	$28,736	$24,033

Basic earnings per common share	$0.28	$0.25	$0.53	$0.44

Diluted earnings per common share	$0.28	$0.25	$0.52	$0.44

Dividends declared per common share	$0.03	$0.025	$0.06	$0.05

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2019	2018	2019 vs. 2018	2019 vs. 2018
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$83,215	$80,525	$2,690	3.3%
Truckload fuel surcharge revenue	12,807	13,879	(1,072)	(7.7)
Total Truckload revenue	96,022	94,404	1,618	1.7

Dedicated revenue, net of fuel surcharge revenue	56,160	47,232	8,928	18.9
Dedicated fuel surcharge revenue	10,850	9,739	1,111	11.4
Total Dedicated revenue	67,010	56,971	10,039	17.6

Intermodal revenue, net of fuel surcharge revenue	17,527	21,291	(3,764)	(17.7)
Intermodal fuel surcharge revenue	3,076	4,179	(1,103)	(26.4)
Total Intermodal revenue	20,603	25,470	(4,867)	(19.1)

Brokerage revenue	28,455	20,179	8,276	41.0

Total operating revenue	$212,090	$197,024	$15,066	7.6%

Operating income:
Truckload	$8,045	$8,689	$(644)	(7.4)%
Dedicated	7,700	5,584	2,116	37.9
Intermodal	1,536	2,512	(976)	(38.9)
Brokerage	2,663	1,438	1,225	85.2
Total operating income	$19,944	$18,223	$1,721	9.4%

Operating ratio:
Truckload	91.6%	90.8%
Dedicated	88.5	90.2
Intermodal	92.5	90.1
Brokerage	90.6	92.9
Consolidated operating ratio	90.6%	90.8%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2019	2018	2019 vs. 2018	2019 vs. 2018
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$163,382	$160,741	$2,641	1.6%
Truckload fuel surcharge revenue	24,362	26,680	(2,318)	(8.7)
Total Truckload revenue	187,744	187,421	323	0.2

Dedicated revenue, net of fuel surcharge revenue	105,084	89,596	15,488	17.3
Dedicated fuel surcharge revenue	19,651	16,208	3,443	21.2
Total Dedicated revenue	124,735	105,804	18,931	17.9

Intermodal revenue, net of fuel surcharge revenue	37,282	42,099	(4,817)	(11.4)
Intermodal fuel surcharge revenue	6,292	8,023	(1,731)	(21.6)
Total Intermodal revenue	43,574	50,122	(6,548)	(13.1)

Brokerage revenue	55,060	40,637	14,423	35.5

Total operating revenue	$411,113	$383,984	$27,129	7.1%

Operating income:
Truckload	$15,600	$15,504	$96	0.6%
Dedicated	13,215	8,072	5,143	63.7
Intermodal	3,930	5,490	(1,560)	(28.4)
Brokerage	4,932	2,751	2,181	79.3
Total operating income	$37,677	$31,817	$5,860	18.4%

Operating ratio:
Truckload	91.7%	91.7%
Dedicated	89.4	92.4
Intermodal	91.0	89.0
Brokerage	91.0	93.2
Consolidated operating ratio	90.8%	91.7%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
Truckload Segment:
Revenue (in thousands)	$96,022	$94,404	$187,744	$187,421
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,876	$3,795	$3,867	$3,736
Average tractors(1)	1,652	1,632	1,634	1,664
Average miles per trip	532	568	546	585
Non-revenue miles percentage(2)	11.1%	9.6%	11.2%	8.2%
Total miles (in thousands)	39,077	39,502	76,313	80,084

Dedicated Segment:
Revenue (in thousands)	$67,010	$56,971	$124,735	$105,804
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,460	$3,282	$3,424	$3,275
Average tractors(1)	1,248	1,107	1,187	1,058
Average miles per trip	314	300	318	299
Non-revenue miles percentage(2)	0.7%	0.7%	0.7%	0.9%
Total miles (in thousands)	27,198	23,747	50,841	44,882

Intermodal Segment:
Revenue (in thousands)	$20,603	$25,470	$43,574	$50,122
Loads	8,430	10,622	17,681	21,359
Average tractors	81	91	84	86

Brokerage Segment:
Revenue (in thousands)	$28,455	$20,179	$55,060	$40,637
Loads	16,185	12,120	31,451	24,009

At June 30, 2019 and June 30, 2018:
Total tractors(1)	3,047	2,761
Average age of company tractors (in years)	1.9	1.6
Total trailers	5,437	5,402
Average age of company trailers (in years)	2.6	2.6
Ratio of trailers to tractors(1)	1.8	2.0

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2019	2018	2019	2018

Net cash provided by operating activities	$36,706	$44,193	$73,509	$67,375
Net cash (used for) investing activities	(38,267)	(31,785)	(44,178)	(59,177)
Net cash (used for) financing activities	(1,173)	(803)	(3,302)	(1,986)

Weighted average shares outstanding:
Basic	54,616	54,613	54,585	54,592
Diluted	55,081	55,126	55,055	55,115

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 55 and 52 tractors as of June 30, 2019 and 2018, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.